UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.         )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐  Preliminary Proxy Statement

☐  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐  Definitive Proxy Statement

☒  Definitive Additional Materials

☐  Soliciting Material Pursuant to § 240.14a-12

Genuine Parts Company

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒ No	fee required.

☐ Fee	computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11
(Set forth the amount on which the filing fee is calculated and state how it was determined):
4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐ Fee	paid previously with preliminary materials.

☐ Check	box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

Genuine Parts Company

Executive Offices 2999 Circle 75 Parkway Atlanta, Georgia 30339

April 14, 2014

Dear GPC Stockholder:

Genuine Parts Company is scheduled to hold its Annual Shareholders’ Meeting at 10:00 a.m. on April 28, 2014 at its Headquarters building located at 2999 Circle 75 Parkway, 2nd Floor Conference Room, Atlanta, Georgia, 30339.

Our records indicate that we have not yet received your vote. Your vote on our three 2014 Proxy proposals is very important, and we encourage you to vote your shares.

Please refer to the proxy statement previously sent to you for additional information about the proposals and instructions on how to submit your vote. For your convenience, enclosed is a duplicate voting instruction form that you may use to vote your shares.

If you have any questions or need any assistance voting your shares, please call Georgeson Inc., the Company’s proxy solicitor, toll-free at 1-866-482-5026.

Sincerely yours,

Tom Gallagher
Chairman and Chief Executive Officer